UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 15, 2005

                             AccuPoll Holding Corp.
                             ----------------------
             (Exact name of registrant as specified in its charter)

           Nevada                       000-32849                11-2751630
           ------                       ---------                ----------
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)

           15101 Red Hill Avenue, Suite 220, Tustin, California 92780
           ----------------------------------------------------------
              (Address of principal executive offices and Zip Code)

       Registrant's telephone number, including area code: (949) 200-4000

                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

      On November 15, 2005, Lemanik Sicav Active Multistrategy ("Lemanik Sicav") loaned AccuPoll Holding Corp. (the "Company") $40,000. The loan is evidenced by a senior secured promissory note dated November 7, 2005 (the "Note"). The Note has a term of one year, accrues interest at the rate of 10% per annum and is payable upon demand by Lemanik Sicav. The Company's obligations under the Note are secured by all of the Company's assets. Philip G. Trubey, a director of the Company, agreed to subordinate his security interest securing obligations of the Company pursuant to certain loans from him to the Company.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(c)   Exhibits.

Exhibit Number                    Description
--------------------------------------------------------------------------------
4.1 Senior Secured Promissory Note dated November 7, 2005 in the name of Lemanik Sicav Active Multistrategy

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  Accupoll Holding Corp.


Date: November 16, 2005                            /s/ William E. Nixon
                                                  ------------------------------
                                                  William E. Nixon
                                                  Chief Executive Officer


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